King Pharmaceuticals Contacts:
Jack Howarth, Vice President, Investor Relations
908-429-8350
Acura Pharmaceuticals Contact:
Peter Clemens, Senior Vice President & Chief Financial Offficer
847-705-7709

Media Contact:
Laurie Masonson, Ruder Finn, Inc.
212-583-2793

King Pharmaceuticals and Acura Pharmaceuticals Announce
Submission of New Drug Application for ACUROX® Tablets

BRISTOL, Tenn. and PALATINE, Ill., December 20, 2010 — King Pharmaceuticals®, Inc. (NYSE: KG) and Acura Pharmaceuticals, Inc. (NASDAQ: ACUR) today announced that King has submitted a New Drug Application (NDA) for ACUROX® (oxycodone HCl) Tablets to the U.S. Food and Drug Administration (FDA), including a request for priority review classification. ACUROX® is an immediate release tablet containing oxycodone HCl intended for the relief of moderate to severe pain. ACUROX® utilizes Acura’s patented Aversion® Technology which is designed to deter opioid abuse by intravenous injection of dissolved tablets and nasal snorting of crushed tablets. ACUROX® does not contain niacin. A separate NDA submission for ACUROX® with Niacin Tablets is subject to an FDA Complete Response Letter. Further details on the response to this FDA action letter will be provided at a later date.

The FDA is expected to determine whether to accept the NDA for ACUROX® for filing and consider the priority review request within 60 days.

About ACUROX® Tablets
ACUROX® is a patented, orally administered, immediate release tablet containing oxycodone HCl as its sole active analgesic ingredient. ACUROX® utilizes Acura’s patented Aversion® Technology, which is a composition of functional inactive ingredients designed to limit the abuse of dissolved or crushed tablets.

About Aversion® Technology
Aversion® Technology is a patented composition of active and inactive ingredients intended to relieve moderate to severe pain and impede potential abuse via nasal snorting of crushed tablets and intravenous injection of dissolved tablets.

About King Pharmaceuticals®, Inc.
King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products and technologies that complement the Company’s focus in specialty-driven markets, particularly neuroscience and hospital. King’s wholly-owned subsidiary, Alpharma, LLC, is also a leader in the development, registration, manufacture, and marketing of pharmaceutical products for food-producing animals. On October 11, 2010, King entered into an agreement and plan of merger with Pfizer Inc. pursuant to which Pfizer agreed to commence a tender offer to purchase all of the outstanding shares of common stock of King for $14.25 per share net to the seller in cash. The tender offer is ongoing.

About Acura Pharmaceuticals, Inc.
Acura Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in research, development and manufacture of product candidates intended to provide abuse deterrent features and benefits utilizing the Company’s proprietary Aversion® and Impede™ Technologies, and other novel technologies. Acura entered into a License, Development and Commercialization Agreement with King Pharmaceuticals®, Inc., in October 2007 pursuant to which Acura and King are now jointly developing ACUROX® Tablets and three additional opioid analgesic product candidates utilizing Aversion® Technology.

Related Links:
http://www.KingPharm.com
http://www.AcuraPharm.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act").  When used in this press release, the words “intend,” “expect,” “believe” and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements in this press release include statements concerning, among other items: the Companies’ expectations regarding their interaction with the FDA; whether and when the FDA accepts the filing of the NDA for ACUROX®; the FDA’s consideration of a priority review classification of the NDA for ACUROX®; and the abuse deterrent capabilities of ACUROX® and Aversion® Technology.  Acura Pharmaceuticals, Inc. and King Pharmaceuticals®, Inc. disclaim any intent or obligation to update these forward-looking statements, and claim the protection of the Safe Harbor for forward-looking statements contained in the Act.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the “Risk Factors” section and other sections of the Companies’ Annual Reports on Form 10-K for the fiscal year ended December 31, 2009, and their Quarterly Reports on Form 10-Q for the quarter ended September 30, 2010, each of which is on file with the U.S. Securities and Exchange Commission.

ADMINISTRATIVE OFFICES

KING PHARMACEUTICALS®, INC.
501 FIFTH STREET, BRISTOL, TN 37620

ACURA PHARMACEUTICALS, INC.
616 N. NORTH COURT, PALATINE, IL 60067

IMPEDE is a trademark and ACUROX and AVERSION are registered trademarks of Acura Pharmaceuticals, Inc.